EXHIBIT (a)(5)(v)

EXHIBIT (a)(5)(v)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Schedule TO Issuer Tender Offer Statement to Registration Statement No. 333-52372 of our reports dated October 17, 2002 and October 22, 2001 for Merrill Lynch Senior Floating Rate Fund II, Inc. (“Senior Floating Rate II”) and for Master Senior Floating Rate Trust, both appearing in the August 31, 2002 and 2001 Annual Reports of Senior Floating Rate II, respectively.

/s/ Deloitte & Touche LLP

Princeton, New Jersey February 18, 2003